Exhibit 99.1

MBIA Has Sufficient Cash and Government Securities to Meet All Potential GIC Termination Payment Requirements in the Event of Downgrade

ARMONK, N.Y.--(BUSINESS WIRE)--MBIA Inc. (NYSE: MBI) today confirmed its previous announcement that as a result of a portfolio rebalancing within its Asset/Liability Management (ALM) portfolio undertaken during the second and third quarters, MBIA has sufficient cash and government securities in its ALM portfolio to fund potential termination payments under its insured Guaranteed Investment Contracts (GICs) in the event of any ratings downgrade of MBIA Insurance Corporation by Moody’s Investors Service or Standard & Poor's Ratings Services.

MBIA currently has $18.1 billion in outstanding liabilities related to its ALM business, of which $11.2 billion are GICs. Up to $7.9 billion of the GIC portfolio can be terminated if MBIA Insurance Corporation is downgraded to Baa1 or below or BBB+ or below. The remaining $10.2 billion in ALM liabilities consists of medium-term notes (MTNs) issued by MBIA Global Funding, LLC, term repurchase agreements and GICs that are not subject to further collateralization or termination provisions upon a downgrade.

MBIA would currently need up to $3.4 billion in cash to fund potential termination payments under the GICs resulting from a downgrade to A3 by Moody’s or A- by S&P and up to an additional $4.5 billion in cash for potential termination payments resulting from a downgrade to Baa1 or below or BBB+ or below, for a cumulative total of $7.9 billion. These amounts are lower than previously reported at the end of the second quarter due to amortization of the outstanding GICs. Currently, MBIA has approximately $8.1 billion in cash and government securities in its ALM portfolio to satisfy these requirements. No additional collateral is required to be posted by a downgrade below MBIA’s current ratings. All payments due on remaining liabilities related to the ALM business that are not subject to termination upon a downgrade are expected to be covered by available assets and other liquidity sources.

"As we indicated last Thursday, during the past three months we've worked to minimize the consequences to MBIA resulting from any changes in rating opinions," said Clifford Corso, MBIA Chief Investment Officer. "As a result of these efforts, we are well positioned to meet our future obligations on time and in full irrespective of any downgrade."

Forward-Looking Statements

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services. The Company services its clients around the globe, with offices in New York, Denver, San Francisco, Paris, London, Madrid, Mexico City, Sydney and Tokyo. Its principal operating subsidiary, MBIA Insurance Corporation, is rated A2 by Moody's Investors Service on review for possible downgrade and AA by Standard & Poor's Ratings Services with a negative outlook. Please visit MBIA's Web site at www.mbia.com.

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